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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of SunSource Inc. on Forms S-8 (File No. 333-53121, 333-53123 and 333-63409) of our report dated March 26, 1999, on our audits of the consolidated financial statements and financial statement schedules of SunSource Inc. as of December 31, 1998 and 1997, and for the three years in the period ending December 31, 1998, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 26, 1999